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                                                                    EXHIBIT 23.2


The Board of Directors
CareWise, Inc.


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data -- CareWise" and "Experts" in the prospectus.



                                              KPMG Peat Marwick LLP


Seattle, Washington
January 27, 1998